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                                                                    EXHIBIT 10.5

                                  AMENDMENT TO
              HADCO CORPORATION NON-EMPLOYEE DIRECTOR STOCK OPTION
                                  PLAN OF 1991


         This Amendment (the "Amendment") to the Hadco Corporation Non-Employee Director Stock Option Plan of 1991 (the "Plan") is effective as of April 17, 2000. The Plan shall be amended as follows:

         Sections 11 (a) and (b) shall be deleted in their entirety and replaced with the following:

         (a) Vesting of Options Granted under Section 8(a) of Plan. Options granted under Section 8(a) of this Plan shall vest (i.e., become exercisable) in the Optionee and thus become exercisable in accordance with the following schedule:

         CUMULATIVE NUMBER OF SHARES
         FOR WHICH OPTION IS EXERCISABLE              DATE OF VESTING

         1/5 of total Option Shares          At the date of approval of the Plan
                                             by the shareholders of the Company
                                             (all as described in Section 8). In
                                             the event such approval has been
                                             received by the date of the grant
                                             of the option then at said date of
                                             grant of option.

         2/5 of total Option Shares          1 year anniversary of the date of
                                             the grant of option.

         3/5 of total Option Shares          2 year anniversary of the date of
                                             the grant of option.

         4/5 of total Option Shares          3 year anniversary of the date of
                                             the grant of option.

         100% of total Option Shares         4 year anniversary of the date of
                                             the grant of option.


Upon any sale of all or substantially all of the assets of the Company, or upon any merger, consolidation or tender offer in respect of which the stockholders holding all of the Company's outstanding voting securities immediately prior to the consummation thereof hold less than 50% of all of the Company's outstanding voting securities immediately after such consummation


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(each of the foregoing sale, merger, consolidation or tender offer hereinafter called an "Acquisition"), then the date upon which all then outstanding options granted under this Plan become fully vested and exercisable shall be automatically accelerated to occur immediately prior to the consummation of such Acquisition. Notwithstanding any language in any option agreement between the Company and an Optionee, in no event shall any outstanding option granted under
Section 8(a) of this Plan be subject to forfeiture solely as a result of its non-exercise after the acceleration of vesting described above in this subsection and prior to the consummation of an Acquisition.

         (b) Vesting of Options Granted under Section 8(b) of Plan. Options granted under Section 8(b) of this Plan shall vest (i.e. become exercisable) in the Optionee immediately upon grant. Notwithstanding any language in any option agreement between the Company and an Optionee, in no event shall any outstanding option granted under Section 8(b) of this Plan be subject to forfeiture solely as a result of its non-exercise prior to the consummation of an Acquisition.


         Except as specifically amended hereby, each of the terms and conditions of the Plan is hereby ratified and confirmed and shall remain in full force and effect.